Exhibit 10.1.1

    SECOND AMENDMENT, dated as of November 5, 2001 (this "Amendment"), to the CREDIT AGREEMENT, dated as of December 3, 1999, as amended by the First Amendment dated as of March 27, 2001 (the "Credit Agreement"), among GUESS ?, INC. (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the "Lenders"), the Co-Agent named therein and THE CHASE MANHATTAN BANK, as Administrative Agent. Terms defined in the Credit Agreement shall be used in this Amendment with their defined meanings unless otherwise defined herein.

W I T N E S S E T H:

    WHEREAS, the Borrower has requested the Lenders to enter into this Amendment on the terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

    I.  AMENDMENTS.

    1. Section 2.8 of the Credit Agreement is hereby amended by (a) re-captioning said Section as "Mandatory Revolving Credit Commitment Reductions; Cleandown" and (b) adding the following new paragraph (d) to the end thereof:

      "(d) Notwithstanding anything to the contrary in this Agreement, (i) during the period from December 1, 2001 through and including January 31, 2002, there shall be a period of at least 20 consecutive calendar days during which the aggregate Revolving Extensions of Credit shall be $15,000,000 or less and (ii) any failure to comply with the foregoing shall constitute an Event of Default."

    2. Section 7.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

    "7.1  Financial Condition Covenants.

      (a)  Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending on any date set forth below to be greater than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Leverage Ratio
The last day of the third fiscal quarter of fiscal year 2001	5.25 to 1.0
The last day of the fourth fiscal quarter of fiscal year 2001	4.50 to 1.0
The last day of any fiscal quarter ending thereafter	5.50 to 1.0

      (b)  Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending on any date set forth below to be less than the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter	Consolidated Fixed Charge Coverage Ratio
The last day of the third fiscal quarter of fiscal year 2001	0.75 to 1.0
The last day of the fourth fiscal quarter of fiscal year 2001	1.15 to 1.0
The last day of any fiscal quarter ending thereafter	1.00 to 1.0

      (c)  Consolidated Net Worth.  Permit Consolidated Net Worth at any time to be less than $150,000,000.

      (d)  Consolidated Net Income.  Permit Consolidated Net Income for (i) the third fiscal quarter of fiscal year 2001 of the Borrower to be less than $1.00, (ii) the fourth fiscal quarter of fiscal year 2001 of the Borrower to be less than $1.00, (iii) any period of four consecutive fiscal quarters of the Borrower ending thereafter (other than any such period ending on June 30, 2002) to be less than $1.00 or (iv) the period of four consecutive fiscal quarters of the Borrower ending on June 30, 2002 to be less than negative $1,500,000.

      (e)  Liquidity Ratio.  Permit the Liquidity Ratio to be less than 1.0 to 1.0. It is understood that verification of compliance with this Section 7.1(e) shall only be required in connection with the delivery of Borrowing Base Certificates pursuant to Section 6.2(f) and at any other time requested by the Administrative Agent."

    3. Section 7.7 of the Credit Agreement is hereby amended by deleting the words ", $40,000,000 in fiscal year 2001 and $50,000,000 in any fiscal year thereafter" and replacing them with the words ", $30,000,000 in fiscal year 2001 and $40,000,000 in any fiscal year thereafter".

    4. The Pricing Grid attached as Annex A to the Credit Agreement is hereby replaced by the Pricing Grid attached as Annex A to this Amendment.

    II.  MISCELLANEOUS.

    1.  Representations and Warranties.  The Borrower hereby represents and warrants as of the date hereof that, after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing and (b) all representations and warranties of each Loan Party contained in the Loan Documents (with each reference to the Loan Documents in such representations and warranties being deemed to include, unless the context otherwise requires, this Amendment and the Credit Agreement as amended by this Amendment) are true and correct in all material respects with the same effect as if made on and as of such date (except for those representations and warranties which expressly relate to a specific earlier date).

    2.  Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

    3.  No Change.  Except as expressly provided herein, no term or provision of the Credit Agreement shall be amended, modified or supplemented, and each term and provision of the Credit Agreement shall remain in full force and effect.

    4.  Effectiveness.  This Amendment shall become effective as of September 29, 2001 upon satisfaction of the following conditions: (a) the Administrative Agent shall have received counterparts hereof duly executed by the Borrower and the Required Lenders, (b) the Total Revolving Credit

Commitments shall have been reduced to $100,000,000 pursuant to Section 2.6 of the Credit Agreement (which reduction, notwithstanding anything to the contrary in said Section, shall be effective immediately upon notice from the Borrower to the Administrative Agent) and (c) the Borrower shall have paid to the Administrative Agent, for the account of each Lender that submits an executed signature page to the Administrative Agent or its counsel (including by facsimile transmission) no later than 5:00 p.m., New York City time, on November 13, 2001, an amendment fee in an aggregate amount equal to $125,000, to be allocated among such Lenders ratably according to their respective Revolving Credit Commitments.

    5.  Counterparts.  This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

    6.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

GUESS?, INC.
By:	Name: Title:
THE CHASE MANHATTAN BANK, as Administrative Agent, as Issuing Lender and as a Lender
By:	Name: Title:
UNITED CALIFORNIA BANK, as Co-Agent and as a Lender
By:	Name: Title:
GMAC COMMERCIAL CREDIT LLC
By:	Name: Title:
ISRAEL DISCOUNT BANK OF NEW YORK
By:	Name: Title:
By:	Name: Title:

FIRSTAR BANK
By:	Name: Title:
BANK LEUMI USA
By:	Name: Title:
By:	Name: Title:
ATLANTIC BANK OF NEW YORK
By:	Name: Title:
FLEET NATIONAL BANK
By:	Name: Title:

Annex A

Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Commitment Fee Rate	Applicable Documentary L/C Fee Rate
Greater than or equal to 5.00 to 1.0	2.75%	1.75%	0.667%	0.350%
Greater than or equal to 4.50 to 1.0 but less than 5.00 to 1.0	2.50%	1.50%	0.625%	0.325%
Greater than or equal to 4.00 to 1.0 but less than 4.50 to 1.0	2.25%	1.25%	0.625%	0.300%
Less than 4.00 to 1.0	2.00%	1.00%	0.5625%	0.275%

    Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.00 to 1.0. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this definition be deemed to be greater than 5.00 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Consolidated Total Debt, as at the end of) the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.